Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS
Fourth quarter revenues increase 47% over prior year period driven by strong same facility revenue growth.

NASHVILLE, Tennessee, March 10, 2016 - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the fourth quarter and full year ended December 31, 2015.

•	Fourth quarter revenues increased 46.5% to $263.3 million as compared to the fourth quarter in 2014

•	Same-facility revenue increased 13.5% to $272.0 million as compared to the fourth quarter in 2014

•	Adjusted EBITDA increased 41.2% to $43.8 million as compared to the fourth quarter in 2014

•	Completed its Initial Public Offering ("IPO") in October 2015, raising gross proceeds of $271.4 million
“We are pleased to report strong operating and financial results for the fourth quarter. Since completing our IPO in October, we generated solid organic growth and capitalized on opportunities to accelerate our development activity adding new facilities and services to our network. We look forward to building on this momentum in 2016,” said Mike Doyle, Chief Executive Officer of Surgery Partners. “Our focus remains on providing high quality, cost effective solutions for surgical and related ancillary care in support of our patients and physicians.”
During the fourth quarter, Surgery Partners expanded its network of outpatient facilities with the following transactions:

•	Ambulatory surgery center in North Dakota; adding a new state to its network of surgical facilities

•	Integrated physician practice with multiple locations and two ambulatory surgery centers in Georgia, along with two anesthesia platform companies: one in North Carolina and the other in Georgia

•	Physician practice in Florida and an urgent care facility in Louisiana.
“Our ancillary services strategy continues to drive our differentiated outpatient delivery model. The addition of multiple platform companies in the fourth quarter, two anesthesia providers and one integrated physician practice, expands our ancillary services and provides unique opportunities to grow these businesses within those states,” said Mike Doyle, Chief Executive Officer of Surgery Partners. “We were able to accelerate these transactions and we continue to support a very strong pipeline of surgical facilities, physician practices and ancillary services.”
Surgery Partners also recently opened its new surgical hospital in Great Falls, Montana. The new facility replaces an existing facility in Great Falls, expands the services offered and continues the legacy of high quality patient care in this market. As of December 31, 2015, the Company owned or operated 101 surgical facilities primarily in partnership with physicians and, on a select basis physicians and health systems, in addition to a network of 46 physician practices.
Fourth Quarter 2015 Results
Total revenues for the fourth quarter of 2015 increased 46.5% to $263.3 million from $179.7 million for the fourth quarter of 2014, reflecting solid organic growth, the impact of the Symbion acquisition and the impact of acquisitions made during 2015. Our same-facility results include facilities owned and operated since October 1, 2014, including our non-consolidating facilities. Same-facility revenues for the fourth quarter of 2015 increased 13.5% to $272.0 million from $239.6 million in the same period last year. Results were driven by a 6.5% increase in same-facility cases.
For the fourth quarter of 2015, the Company’s Adjusted EBITDA was $43.8 million compared to Adjusted EBITDA of $31.0 million for the same period last year. On a pro forma basis for the Symbion acquisition in November of 2014, Adjusted EBITDA increased 17.1% as compared to the fourth quarter in 2014.
Full Year 2015 Results
Total revenues for 2015 increased 138.0% to $959.9 million from $403.3 million for the same period last year, reflecting the impact of the Symbion acquisition. Our same-facility results include facilities owned and operated since January 1, 2014, including our non-consolidating facilities. Same-facility revenues for year to date 2015 increased 10.7% to $994.3 million from $898.1 million for the same period last year. Results were driven by same-facility case growth of 5.2%.
For the year 2015, the Company’s Adjusted EBITDA was $158.1 million compared to Adjusted EBITDA of $77.0 million for the same period last year. On a pro forma basis for the Symbion acquisition in November of 2014, Adjusted EBITDA increased 12.7%.
Liquidity
Surgery Partners had cash and cash equivalents of $57.9 million at December 31, 2015 and availability of $21.6 million under its revolving credit facility. Net operating cash flow, including operating cash flow less distributions to non-controlling interests, was $5.7 million for the fourth quarter of 2015, an increase of $26.7 million from the prior year. Adjusting for one-time cash outlays of $9.4 million, the net operating cash flow was $15.1 million. These adjustments include IPO and integration costs, third party settlements related to prior years and costs related to the termination of the management agreement. The Company’s ratio of total net debt to Adjusted EBITDA, as calculated under the Company’s credit agreement, at the end of the fourth quarter of 2015 was 5.8x.
Guidance
The Company's full year 2016 guidance is as follows:

•	Revenues in the range of $1.10 billion to $1.14 billion representing growth of 14% to 18% over 2015.

•	EBITDA in the range of $184.0 million to $191.0 million representing growth of 16% to 21% over 2015.
This guidance reflects continued same facility revenue growth, the full year impact of 2015 transactions, combined with 2016 acquisition activity and partially offset by a reduction in the Medicare 2016 Clinical Laboratory Fee Schedule.

"We are excited to build on our accomplishments in 2015, which included a successful year of integration, significant development in our existing markets, entry into new markets and continued strength in our core business, as demonstrated by our robust organic growth trends. This momentum provides the framework for a successful 2016," said Mike Doyle, Chief Executive Officer of Surgery Partners.
Conference Call Information
Surgery Partners will hold a conference call tomorrow, March 11, 2016 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176 or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13631027. The replay will be available until March 25, 2016.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” in our soon to be filed Annual

Report on form 10-K for the year ended December 31, 2015 and Prospectus filed with the SEC on October 2, 2015 that may cause actual results to differ materially from those that we expected.
The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results.
About Surgery Partners
Headquartered in Nashville, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 140 locations in 29 states, including ambulatory surgical facilities, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues	$263,322	$179,691	$959,891	$403,289
Operating expenses:
Salaries and benefits	73,280	46,586	261,685	101,976
Supplies	65,533	44,156	242,083	94,224
Professional and medical fees	18,439	11,258	66,583	18,028
Lease expense	11,581	8,548	44,848	19,389
Other operating expenses	14,341	10,039	54,127	20,561
Cost of revenues	183,174	120,587	669,326	254,178
General and administrative expenses	21,048	11,414	55,992	31,452
Depreciation and amortization	9,007	6,504	34,545	15,061
Provision for doubtful accounts	7,529	5,098	23,578	9,509
Income from equity investments	(911)	(1,264)	(3,777)	(1,264)
(Gain) loss on disposal or impairment of long-lived assets, net	(575)	1,694	(2,097)	1,804
Loss on debt extinguishment	16,102	21,439	16,102	23,414
Merger transaction and integration costs	3,023	21,248	17,920	21,690
Termination of management agreement and IPO costs	5,834	—	5,834	—
Electronic records incentives	(1,868)	(3,356)	(1,761)	(3,356)
Other income	(169)	(6)	(525)	(6)
Total operating expenses	242,194	183,358	815,137	352,482
Operating income (loss)	21,128	(3,667)	144,754	50,807
Tax receivable agreement expense	(119,911)	—	(119,911)	—
Interest expense, net	(22,473)	(29,383)	(100,980)	(62,101)
(Loss) income before income taxes	(121,256)	(33,050)	(76,137)	(11,294)
Income tax (benefit) expense	(157,350)	3,715	(148,982)	15,758
Net income (loss)	36,094	(36,765)	72,845	(27,052)
Less: Net income attributable to non-controlling interests	(19,355)	(17,499)	(71,416)	(38,845)
Net income (loss) attributable to Surgery Partners, Inc.	$16,739	$(54,264)	$1,429	$(65,897)

Net loss per share attributable to common stockholders
Basic	$0.35	$(1.69)	$0.04	$(2.04)
Diluted (1)	$0.35	$(1.69)	$0.04	$(2.04)
Weighted average common shares outstanding
Basic	47,971,834	32,113,803	36,066,233	32,295,364
Diluted (1)	48,161,550	32,113,803	37,464,387	32,295,364
(1) The impact of potentially dilutive securities for the three months and year ended December 31, 2014 was not considered because the effect would be anti-dilutive in each of those periods.

SURGERY PARTNERS, INC.
Unaudited Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	December 31, 2015	December 31, 2014

Balance Sheet Data (at period end):
Cash and cash equivalents	$57,933	$74,920
Total current assets	310,957	268,649
Total assets	2,106,684	1,858,794

Current maturities of long-term debt	27,272	22,088
Total current liabilities	181,314	141,391
Long-term debt, less current maturities	1,230,328	1,339,266
Total liabilities	1,625,318	1,636,669

Total Surgery Partners, Inc. stockholders' deficit	(4,028)	(264,082)
Noncontrolling interests--non-redeemable	301,955	293,618
Total stockholders' equity	297,927	29,536

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Cash Flow Data:
Net cash provided by (used in):
Operating activities (2)	$24,189	$(7,285)	$84,481	$21,949
Investing activities	(95,358)	(266,920)	(134,842)	(271,016)
Capital expenditures	(15,324)	(4,299)	(33,439)	(7,736)
Investments in new businesses	(80,034)	(262,621)	(112,596)	(263,280)
Financing activities (3)	72,254	344,739	33,374	310,961
Distributions to noncontrolling interests	(18,525)	(13,774)	(69,720)	(35,182)
(2) Adjusting for the impact of one-time cash outlays of $9.4 million and $43.4 million, net cash provided by operating activities would be $33.6 million and $127.9 million for the three months and year ended December 31, 2015, respectively. These adjustments include IPO and integration costs, third party settlements related to prior years, pro forma adjustments for interest expense and management fees and costs related to the termination of management agreement.
(3) Excluding the impact of the pre-payment penalty on our Second Lien Credit Agreement of $7.3 million, net cash provided by financing activities would be $79.6 million and $40.7 million for the three months and year ended December 31, 2015, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Other Data:
Cases	102,689	78,268	389,650	200,461
Revenue per case	$2,564	$2,296	$2,463	$2,012
Adjusted EBITDA	$43,754	$30,980	$158,053	$77,034
Adjusted EBITDA as a % of revenues	16.6%	17.2%	16.5%	19.1%
Number of surgical facilities as of the end of the period	101	103	101	103
Number of consolidated surgical facilities as of the end of the period	90	91	90	91

SURGERY PARTNERS, INC.
Supplemental Information
(Unaudited, in thousands, except cases and growth rates)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Pro forma for Symbion Transaction:
Cases	102,689	97,566	389,650	378,884
Revenue per case	2,564	2,335	2,463	2,271
Adjusted EBITDA	43,754	37,364	158,053	140,220
Adjusted EBITDA as a % of revenues	16.6%	16.4%	16.5%	16.3%

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Same-facility Information:
Cases (4)	106,186	99,669	400,230	380,623
Case growth	6.5%	N/A	5.2%	N/A
Revenue per case (4)	$2,561	$2,404	$2,484	$2,360
Revenue per case growth	6.5%	N/A	5.3%	N/A
(4) Includes non-consolidated joint ventures

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Segment Net Revenue:
Surgical Facility Services (5)	$240,244	$165,579	$884,144	$339,309
Ancillary Services	19,618	10,736	61,175	49,787
Optical Services	3,460	3,376	14,572	14,193
Total	$263,322	$179,691	$959,891	$403,289
(5) Including the impact of the Symbion acquisition, amounts would be $213.7 million and $796.6 million for the three months and year ended December 31, 2014, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Segment Operating Income:
Surgical Facility Services (6)	$63,303	$50,590	$224,098	$112,237
Ancillary Services	3,936	1,902	15,666	16,389
Optical Services	383	512	2,283	2,238
Total	$67,622	$53,004	$242,047	$130,864

General and administrative	$(22,110)	$(12,290)	$(59,534)	$(33,149)
Gain (loss) on disposal or impairment of long-lived assets, net	575	(1,694)	2,097	(1,804)
Loss on debt extinguishment	(16,102)	(21,439)	(16,102)	(23,414)
Merger transaction and integration costs	(3,023)	(21,248)	(17,920)	(21,690)
Termination of management agreement	$(5,834)	—	$(5,834)	—
Operating income (loss)	$21,128	$(3,667)	$144,754	$50,807
(6) Including the impact of the Symbion acquisition, amounts would be $61.5 million and $212.9 million for the three months and year ended December 31, 2014, respectively.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Consolidated Statements of Operations Data (in thousands):
Net income (loss)	$36,094	$(36,765)	$72,845	$(27,052)
(Minus):
Net income attributable to non-controlling interests	19,355	17,499	71,416	38,845
Plus (minus):
Income tax (benefit) expense	(157,350)	3,715	(148,982)	15,758
Interest and other expense, net	22,473	29,383	100,980	62,101
Depreciation and amortization	9,007	6,504	34,545	15,061
EBITDA	(109,131)	(14,662)	(12,028)	27,023
Plus:
Management fee (7)	—	661	2,250	2,161
Merger transaction and practice acquisition costs	5,390	21,248	20,579	21,690
Termination of management agreement and IPO costs	5,834	—	5,834	—
Tax receivable agreement	119,911	—	119,911	—
Non-cash stock compensation expense	6,223	600	7,502	942
Loss on debt extinguishment	16,102	21,439	16,102	23,414
(Gain) loss on disposal of investments and long-lived assets, net	(575)	1,694	(2,097)	1,804
Adjusted EBITDA	$43,754	$30,980	$158,053	$77,034
(7) Fee payable pursuant the Management and Investment Advisory Services Agreement between the Company and Bayside Capital, Inc., which was terminated in connection with our IPO.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Proforma for IPO
Net income (loss) per share attributable to common stockholders(9):
Basic	$0.35	$(1.69)	$0.47	$(2.04)
Diluted (8)	$0.35	$(1.69)	$0.45	$(2.04)
Weighted average common shares outstanding:
Basic	47,971,834	32,113,803	36,066,233	32,295,364
Diluted (8)	48,161,550	32,113,803	37,464,387	32,295,364
(8) The impact of potentially dilutive securities for the three and twelve months ended December 31, 2014 was not considered because the effect would be anti-dilutive in each of those respective periods.
(9) Net income for the twelve months ended December 31, 2015 has been adjusted for the interest expense impact of $15.5 million after the debt pay down with the IPO proceeds.

Contact

Teresa Sparks, CFO
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com